 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 7, 2018

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road, Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 2, 2018. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at eight, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	28,892,507	278,835		2,665,439

Charles E. Brock	28,896,880	274,462		2,665,439

Daniel K. Frierson	27,799,143	1,372,199		2,665,439

D. Kennedy Frierson, Jr.	28,844,730	326,612		2,665,439

Walter W. Hubbard	27,835,417	1,335,925		2,665,439

Lowry F. Kline	27,839,790	1,331,552		2,665,439

Hilda S. Murray	28,897,109	274,233		2,665,439

Michael L. Owens	28,892,786	278,556		2,665,439

Proposal 2 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

28,713,523	404,549	53,270	2,665,439

Proposal 3 - Approval of the frequency of the say-on-pay advisory vote to be "one year".

Votes For One Year	Votes For Two Years	Votes for Three Years	Abstentions	Broker Non-Votes

27,799,327	28,428	1,216,150	127,437	2,665,439

Proposal 4 - Approval of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,702,351	129,733	4,697	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2018	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer